                      ADVANCED LIGHTING TECHNOLOGIES, INC.

        EXHIBIT 11.1 - STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                  Years Ended June 30
                                                                                  -------------------
                                                                   1996                   1995                   1994
                                                        Shares    Amount  EPS   Shares   Amount   EPS   Shares  Amount  EPS
                                                        ------    ------  ---   ------   ------   ---   ------  ------  ---

Income before extraordinary charges                              $ 2,517                $ 3,142                $ 1,206
Less: Preferred stock dividends                                        -                    (58)                  (170)
      Increase in warrants' value                                 (1,350)                (2,302)                     -
                                                                 -------                -------                -------
INCOME BEFORE EXTRAORDINARY CHARGES
  ATTRIBUTES TO COMMON SHAREHOLDERS                              $ 1,167                $   782                $ 1,036
                                                                 =======                =======                =======


Net income                                                       $ 2,382                $ 2,889                $ 1,206
Less: Preferred stock dividends                                        -                    (58)                  (170)
      Increase in warrants' value                                 (1,350)                (2,302)                     -
                                                                 -------                -------                -------
NET INCOME ATTRIBUTABLE TO COMMON
  SHAREHOLDERS                                                   $ 1,032                $   529                $ 1,036
                                                                 =======                =======                =======

Sharebase:
  Shares deemed outstanding at beginning of period        7,282                 7,282                    7,282
  Weighted average shares issued pursuant to initial
    public offering                                       1,601                     -                        -
  Weighted average shares issued upon
    warrant conversion                                      296                     -                        -
  Weighted average common share equivalent                  272                   536                      536
  Weighted average shares issued during the period           20                     -                        -
  Weighted average contingent shares issuable                 8                     -                        -
                                                          -----                 -----                    -----

                                                          9,479                 7,818                    7,818
                                                          =====                 =====                    =====
Earnings (loss) per share:
  Income before extraordinary charges                                    $ 0.12                 $ 0.10                    $ 0.13
  Extraordinary charges                                                   (0.01)                 (0.03)                        -
                                                                         ------                 ------                    ------

EARNINGS (LOSS) PER SHARE                                                $ 0.11                 $ 0.07                    $ 0.13
                                                                         ======                 ======                    ======

                      ADVANCED LIGHTING TECHNOLOGIES, INC.

        EXHIBIT 11.1 - STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                                Nine Months Ended March 31,
                                                               --------------------------------------------------------
                                                                             1997                         1996
                                                               --------------------------------------------------------
                                                               Shares       Amount     EPS      Shares   Amount     EPS
                                                               --------------------------------------------------------

Income before extraordinary charges                                        $ 4,502                      $   958
Less: Increase in warrants' value                                              -                          1,350
                                                                           -------                      -------
INCOME (LOSS) BEFORE EXTRAORDINARY CHARGE
  ATTRIBUTABLE TO COMMON SHAREHOLDERS                                      $ 4,502                      $  (392)
                                                                           =======                      =======

Net income                                                                 $ 4,502                      $   823
Less: Increase in warrants' value                                              -                          1,350
                                                                           -------                      -------
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON
  SHAREHOLDERS                                                             $ 4,502                      $  (527)
                                                                           =======                      =======


Sharebase:
  Shares deemed outstanding at beginning of period               10,845                         7,282
  Weighed average shares issued pursuant to
    public offering                                               2,285                         1,171
  Weighted average shares issued upon
    warrant conversion                                              -                             216
  Weighted average shares issued in aquisition                       25                             -
  Weighted average shares issued for exercise of
    stock options                                                    15                             -
  Weighted average common share equivalents                         298                           320
  Weighted average shares issued during the period                  -                               9
  Weighted average shares issuable                                   35                             1
                                                                 ------                         -----

                                                                 13,503                         8,999
                                                                 ======                         =====

Earning (loss) per share:
  Income (loss) before extraordinary item                                            $ 0.33                      $ (0.04)
  Extraordinary charge                                                                   -                         (0.02)
                                                                                     ------                      -------
NET EARNINGS (LOSS) PER SHARE                                                        $ 0.33                      $ (0.06)
                                                                                     ======                      =======